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EXHIBIT 21.1


                SUBSIDIARIES OF UNITED FINANCIAL MORTGAGE CORP.



          Name of Subsidiary                             State of Incorporation
          ------------------                             ----------------------

       Portland Mortgage Company                                 Oregon